Exhibit 10.12

English Translation

Contract No.:

FORM OF MAXIMUM GUARANTEE CONTRACT

Maximum Guarantee Contract

CHINA CITIC BANK

Instructions

I.             You are required to fill out this Contract in black-blue or black, or in pen.

II.            You are required to fill out this Contract completely, clearly and readably.

III.           You are required to write down currency in Chinese other than currency symbol instead. Chinese name of currency shall be written down before amount in words, while currency symbol shall be written down before amount in number.

IV.           Additional blank designated for withdrawal and/or repayment plans may be marked with “  ”, affixed with “BLANK BELOW” seal or written down “BLANK BELOW”. Other blanks short of material contents may be marked with “/”.

Printed by Quanzhou Branch of China Citic Bank Corporation Limited	786059520081

Maximum Guarantee Contract

This Maximum Guarantee Contract (“Contract”) is entered into by and between:

Guarantor:	(“Party A”)
Address:
Zip Code:
Tel:
Fax:
Legal Representative:
Account Bank and Account:

And

Creditor: Quanzhou Branch of China Citic Bank Corporation Limited   (“Party B”)

Address: Floor 1 and 2, Building of People’s Bank of China, Fengze Street, Quanzhou City

Zip Code: 362000

Tel: 0595-22148655

Fax: 0595-22148210

Legal Representative/Responsible Officer: Huang Jianling

Signed in Quanzhou

Signed on May 19, 2010

In order to ensure repayment of consecutive borrowings in a defined period to be conducted by Zuoan Dress Co., Ltd., Shishi (“Borrower”) in favor of Party B (“Principal Claims”), Party A is willing to grant this Maximum Guarantee (defined below).

THEREFORE, in accordance with the Contract Law of the PRC, the Guarantee Law of the PRC and other relevant laws and regulations, it is hereby agreed as follows:

Article 1.           Definition

1.1           “Maximum Guarantee” shall mean a maximum amount in relation to consecutive borrowings in a defined period to be determined in favor of Borrower by the parties hereto, to the extent of which Party A shall guarantee the repayment of Principal Claims by Borrower to Party B.

And “Maximum Amount” shall mean the total balance of all obligations (or contingent obligations) owed to Party B by Borrower.

Article 2.           Guaranteed Principal Claims

2.1           “Guaranteed Principal Claims” shall mean series of claims from May 19, 2010 to May 19, 2011 arising out of credits granted to Borrower by Party B, including but not limited to diverse loans, notes, letter of guarantee, letters of credit and other banking business.

2.2           The maximum Principal Claims so guaranteed shall be equal to RMB Thirty-five Million (in words). Maximum Amount shall be decreased accordingly subject to an amount repaid by Party A; provided that it has performed the guarantee liabilities pursuant to this Contract.

2.3           All contracts, agreements and other legal documents between Party B and Borrower arising out of their lending-and-borrowing relationship, within the above period and to the extent of Maximum Amount, shall be the major contracts referred to in this Contract (“Major Contracts”).

Article 3.           Form of Guarantee

3.1           Party A shall grant joint and several guarantee liabilities. Party B shall be entitled to directly request Party A to bear such liabilities provided that Borrower has failed to repay the whole or part of a single obligation due under Major Contracts.

3.2           Party B shall be entitled to directly request Party A to bear the liabilities to the extent of the guarantees granted by it provided that Borrower has failed to perform its obligations under Major Contracts, regardless of other existing guarantees in favor of its claims under Major Contracts, including but not limited to warranty, mortgage, charge, letter of guarantee and letter of credit.

Article 4.           Period of Guarantee (“Guarantee Period”)

4.1           Party A shall guarantee Principal Claims for two (2) years after the date when a period for performance of Borrower’s obligations under a business contract is expired. Guarantee Period under each business contract shall be treated separately.

4.2           In the event obligations under Major Contracts are required by laws, regulations or Major Contracts or agreement by the parties to Major Contracts to expire earlier than as written, the earlier expiry date shall be treated as the expiry date of such obligations.

4.3           In the event the business under Major Contracts is involved in letter of credit, banker’s acceptance bill or L/G, Guarantee Period shall be two (2) years from the date of making advances; in the event of making advances by installment, Guarantee Period for each installment of advances shall commence from the date of any such installment.

Article 5.           Scope of Guarantee (“Guarantee Scope”)

5.1           Guarantee Scope hereunder covers principal obligations, interest accruals thereon, and penalties, compound interests, liquidated damages, damages therefrom, fees arising out of getting claims (including but not limited to court fees, arbitration fees, attorney fees (to the extent of  /  % of Principal Claims), travel expenses, assessments, auction or sale-disposal fees, transfer charges, preservation fees, announcement fees, enforcement fees) and other payables.

Article 6.           Representations and Warranties by Party A

6.1           It, a legal person or other organization incorporated according to the laws of the PRC, with legal civil capability and behavioral competence necessary to enter into and perform this Contract, capable of bearing civil liabilities independently, has obtained all legal internal and external approvals and authorizations necessary to sign this Contract.

6.2           It has substantially understood and agreed on all terms hereof, and is willing to guarantee Principal Claims hereunder. Meanwhile, all of its intents hereunder are true.

6.3           The guarantees hereunder are not limited in any way or will not cause any illegal results.

6.4           All documents, reports and statements given by it are legal, true, accurate and complete. Unless otherwise disclosed to Party B in writing, Party A has not any other pending material obligations (including contingent ones), breaches, suits or arbitrations that may affect performance of its obligations hereunder, or other material matters affecting any of its assets but not disclosed to Party B.

Article 7.           Rights and Obligations of Party A

7.1           Party A shall provide Party B with true and valid documents that can verify its legal identity.

7.2           In the event Party A changes its name, or replaces its legal representative or project head, or changes its address, telephone or fax number during effective term of this Contract, it shall inform Party B in writing within seven days upon any such change or replacement.

7.3           Party B shall be entitled to directly request Party A to repay obligations provided that Borrower has failed to repay principal loans and interests thereon under Major Contract after the obligations under Major Contracts become expired or the claims become expire earlier pursuant to Major Contracts. Party A warrants not to reject any claims of Party B for any reasons, and to waive the defense rights under Clause 20 of the Guarantee Law as well.

7.4           Party A shall be obligated to provide Party B with balance sheets and statements concerning its external guarantees, and with reports and other documents that can reflect its true comprehensive financial conditions on a regular basis or at the request of Party B.

7.5           Party A shall send a thirty-day written notice to Party B if it meets, including but not limited to, transfer of share, restructuring, merger, division, demutualization, joint venture, cooperation, joint operating, contracting, lease, changes of business scope and registered capitals, transfer of material assets or other conditions that may or are enough to affect its capability of giving a guarantee, during effective term of this Contract.

7.6           If Party A meets, including but not limited to, shut-down, out-of-business, petition for bankruptcy or being declared bankruptcy, dissolution, being cancelled or withdrawn with its business license, serious financial conditions, or any suits, arbitrations, criminals, administrative penalties that may or are enough to affect its capability of giving a guarantee, during effective term of this Contract, it shall send a written notice to Party B within three (3) days from the date of occurrence or possible occurrence of any of the above.

7.7           Any other guarantees in favor of a third party by Party A during effective term of this Contract shall not damage benefits of Party B in any way.

7.8           Party A warrants to perform all of its obligations hereunder and to provide the plans concerning its performance provided that it meets any of the circumstances as specified under Article 7.5 and 7.6 during effective term of this Contract.

7.9                                 Provided that (i) Borrower fails to repay the whole or part of its obligations under Major Contracts (including any earlier expiry of its obligations under Major Contracts as required by laws, regulations or Major Contracts or as agreed by the parties to Major Contracts), and (ii) Party B requests Party A to perform the guarantees granted by it, Party A shall promptly repay the obligations under Major Contracts on behalf subject to the amount and method as specified in the notice from the date of receipt of the same from Party B.

7.10                           If Party A fails to perform its obligations pursuant to Article 7.9, it shall authorize Party B to directly make deduction from any account opened with Party B by Party A and/or to dispose Party A’s properties or property titles being possessed and managed by Party B according to law, for repaying the obligations under Major Contracts. If currency of the amount under Party A’s account is different from that of the claims under Major Contracts at the time of making deduction from such account by Party B, a conversion shall be conducted at the foreign exchange published by Party B on the date of making such deduction.

7.11                           Any warranty in favor of performance of the obligations under Major Contracts by a third party shall not affect Party A’s guarantees under Article 3 hereof.

Article 8.                                Rights and Obligations of Party B

8.1                                 If Party B transfers all claims under Major Contracts to a third party, it shall send a timely written notice to Party A after the claims transfer contract is signed.

8.2                                 Party B may enter into business contracts concerning credits under Major Contracts with Borrower without any further notice to Party A.

8.3                                 Party B shall be entitled to request Party A to perform its guarantee liabilities pursuant to this Contract provided that Borrower fails to repay the whole or part of its obligations under Major Contracts (including any earlier expiry of its obligations under Major Contracts as required by laws, regulations or Major Contracts or as agreed by the parties to Major Contracts).

8.4                                 Party B shall keep confidential data, documents and information in relation to and provided by Party A, except for access to or disclosure of the same as required by laws and regulations.

8.5                                 With respect to financing and settlement business under Major

Contracts, Party B shall be entitled to appoint Quanzhou Jinjiang Branch of China Citic Bank Corporation Limited as the handling bank (“Handling Bank”) to deal with the same in favor of Borrower in the name of Handling Bank and/or Party B. If Handling Bank deals with banking business in favor of Borrower under direction of Party B, it shall perform and exercise Party B’s obligations and rights under Major Contracts accordingly. However, handling of banking business in favor of Borrower by Handling Bank under direction of Party B shall be deemed as the act of Party B, and any consequences arising therefrom shall be assumed by Party B as if such handling would have been conducted by Party B. Therefore obligations of Borrower owed to Handling Bank shall be treated as the obligations owed to Party B under Major Contracts, which shall be secured by the guarantees hereunder.

Article 9.                                Breaching Liability

9.1                                 Each party shall perform its obligations hereunder after this Contract becomes effective. Any party shall bear breaching liability by indemnifying losses caused to the other party provided that such party fails to perform the whole or part of its obligations hereunder.

9.2                                 Party A shall indemnify losses caused to Party B arising out of its untrue, inaccurate, incomplete or misleading representations and warranties under Article 6 hereof.

9.3                                 Party A shall indemnify all of Party B’s losses to the extent of the guarantees granted by it provided that this Contract becomes invalid due to the default of Party A.

9.4                                 Party B shall be entitled to claim the guarantees or take appropriate legal actions against Party A, its property or property titles pursuant to Article 7.10 hereof under any of the following circumstances during effective term of this Contract:

9.4.1                                    Party B has not been repaid upon expiry of any obligation under Major Contracts;

9.4.2                                    Party B has not been repaid upon earlier expiry of its obligations under Major Contracts as required by laws, regulations or Major Contracts or as agreed by the parties to Major Contracts;

9.4.3                                    Party A has suffered material financial losses and/or asset losses, or asset losses or other financial crisis by virtue of external guarantees granted by it, and it has failed to grant appropriate guarantees or the guarantees granted by it have been unsatisfactory to Party B;

9.4.4                                    Party A’s controlling shareholders and other affiliates have suffered crisis in their respective operation or finance, or Party A has had material related transactions with its controlling shareholders and other affiliates that affect Party A’s operation in the course, and it has failed to grant appropriate guarantees or the guarantees granted by it have been unsatisfactory to Party B;

9.4.5                                    Adverse changes have appeared in the industry of Party A, and it has failed to grant appropriate guarantees or the guarantees granted by it have been unsatisfactory to Party B;

9.4.6                                    Party A’s senior officers have been involved in serious corruption, bribe, fraudulence or illegal operation, and it has failed to grant appropriate guarantees or the guarantees granted by it have been unsatisfactory to Party B;

9.4.7                                    Party A has caused breaches against other creditors, and it has failed to grant appropriate guarantees or the guarantees granted by it have been unsatisfactory to Party B;

9.4.8                                    Party A has been shut down, or has gone out of business, or has been petitioned for bankruptcy, dissolution, or its business license has been cancelled or withdrawn;

9.4.9                                    Party A has failed to perform all of its guarantee liabilities hereunder by breaching Article 7.8 hereof, or its plans concerning performance of its guarantee liabilities are unsatisfactory to Party B;

9.4.10                              Party A has suffered other events that have endangered or damaged or may endanger or damage rights and benefits of Party B.

Article 10.                         Accumulative Rights

10.1                           Party B’s rights hereunder are accumulative without any prejudice to its any other rights against Party A at law or pursuant to other contracts. Unless otherwise waived in writing by Party B, any failure to exercise any of its rights or any exercise in part of and/or any delay to exercise its rights shall not constitute the whole or partial waiver of such rights, nor affect, prohibit or hinder its further exercise of any such rights or any other rights.

Article 11.                         Continuing Obligations

11.1                           All obligations and joint and several liabilities of Party A hereunder are continuing, which are binding upon its successors, receivers, assigns and the parties upon their respective merger, restructuring, or changes of their respective names, and shall not be affected by any disputes, claims, legal proceedings and orders from entities at higher level, and any contracts and documents between Borrower and any individuals or legal persons, and shall not be changed due to bankruptcy or insolvency of Borrower, or loss of its enterprise qualifications, changes of its articles of association, and any of its material changes.

Article 12.                         Others

Undertakings and warranties by Party A: Maximum Amount under Article 1 and 2 hereof shall only mean the principal amount other than interest accruals, penalties, compound interests and relevant fees (“Exceptions”) arising out of such principal amount; however, such Exceptions constitute a part of Principal Claims, which are covered within joint and several guarantees granted by Party A.

This Article shall prevail in the event of any conflict between this Article and other provisions.

Article 13.                         Applicable Laws

13.1                           This Contract shall apply the laws of the PRC.

Article 14.                         Dispute Resolutions

14.1                           Any dispute arising out of and/or in relation to this Contract shall be resolved through negotiation by the parties hereto; if not reached, the parties hereto have agreed to resolve such disputes by using the method as specified in (2) below:

(1)                                  Submit such dispute to          /    Arbitration Committee for arbitration;

(2)                                  Bring a lawsuit before the People’s Court at the residence of Party B.

Article 15.                         Validity

15.1                                       This Contract shall be independent of Major Contracts. This Contract shall remain valid and its validity shall not be affected in any way, even if Major Contracts become invalid for any reasons. And joint and several guarantee liabilities of Party A hereunder and legal liabilities of Borrower under Major Contracts (including but not limited to refund and damages) shall not be affected as well.

15.2                                       In the event any provision or the part thereof becomes or will become invalid, such invalid provision or part shall not affect the validity of the Contract and/or remaining provisions of this Contract and/or the remaining part of such invalid provision.

Article 16.                         Effectiveness, Modification and Termination

16.1                                       This Contract comes into effect after it is signed by Party A’s legal representative or authorized agent and Party B’s legal representative or responsible officer or authorized agent (or it is affixed with their respective seal names), and it is affixed with their respective common seals or special contract seals.

16.2                                       No party shall modify or terminate this Contract at its own discretions after this Contract becomes effective, unless otherwise provided in this Contract; if it is required to modify or terminate this Contract, this Contract can only be modified or terminated in a written agreement upon negotiation by the parties hereto.

Article 17.                         Miscellaneous

17.1                                       Anything not covered herein may be made in a written agreement by the parties hereto, which shall be attached to this Contract. Any appendixes of, modifications or supplements to this Contract shall be integral to this Contract, which shall have the same force and effect with this Contract.

17.2                                       Any notices, requirements or other correspondences to Party A from Party B, including but not limited to telex, telegram and fax (“Notices”), shall be deemed to be served on Party A after they are sent; if Notices are sent by registered post, they shall be deemed to be delivered to Party A on the third day from the date of such registered post; if Notices are sent by personal delivery, they shall be served on Party A on the date of receipt of the same by the addressees.

17.3                                       This Contract is made in two (2) counterparts for compliance and execution with Party A and Party B holding one (1) counterpart respectively.

17.4                                    Party B has taken reasonable measures to remind Party A of the provisions hereof exempting or limiting its liabilities, and has made enough explanations at the request of Party A. No objection with respect to the understanding of all provisions hereof exists between Party A and Party B.

Party A (Common Seal or Special Contract Seal)	Party B (Common Seal or Special Contract Seal)

Legal Representative: (or Authorized Agent)	Legal Representative/Responsible Officer: (or Authorized Agent)